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                                                                    Exhibit 10.6

                                DEED OF ADHERENCE

DEED is made on 17 December, 2004

BETWEEN

(1) SOUTH EAST WATER LLC whose principal executive office is at 600 Fifth Avenue, 21st floor, New York, NY 10020 USA (the "Covenantor");

(2) THE PARTIES whose names and addresses are set out in Schedule 1 to this Deed (the "Shareholders");

(3) MACQUARIE INVESTMENT MANAGEMENT (UK) LIMITED incorporated under the laws of England whose registered office is at 1 Ropermaker Street London EC2Y 9HD United Kingdom (the "Adviser");

(4) MACQUARIE LUXEMBOURG WATER S.A.R.L. a company incorporated under the laws of Luxembourg, whose registered office is at 5, rue guillaume Kroll, -1882 Luxembourg, Grand-Duchy of Luxembourg (the "Company"); and

(5) MACQUARIE INFRASTRUCTURE COMPANY LLC whose principal executive office is at 600 Fifth Avenue, 21st floor, New York, NY 10020 USA (the "Guarantor")

WHEREAS:

(A) On 30 April, 2004 the Original Investors (defined in Schedule 1 hereto), the Adviser and the Company entered into a shareholders' agreement governing their relationship as shareholders in the Company and establishing the manner in which the affairs of the Company would be conducted (the "Shareholders' Agreement").

(B) On 3 November 2004 Macquarie Global Infrastructure Fund 2 S.A. subscribed for 74 shares in the Company and on 4 November 2004 Macquarie Global Infrastructure Fund 2 S.A. subscribed for the Euro equivalent of (pound sterling) 4,145,525 (less (Euro)1,868.50) A Preferred Equity Certificates and (pound sterling)4,107,000 of B Preferred Equity Certificates in the Company pursuant to which it signed a deed of adherence on 4 November 2004 agreeing to become a party to and to be bound by, the Shareholders' Agreement.

(C) The Covenantor wishes to become a party to the Shareholders' Agreement immediately upon acquiring certain Securities in the Company and wishes to amend the Shareholders' Agreement with the effect that the Covenantor becomes a party thereto and, subject to the provisions of this Deed, assumes the rights and obligations of a Shareholder under the Shareholders' Agreement.

(D) In order to facilitate the Covenantor becoming a shareholder in the Company, the parties have agreed to certain amendments to the Shareholders Agreement as set out in clause 3 below.


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(E)  The Covenantor is a member of the Guarantor's Group and the Guarantor has agreed to guarantee the obligations of the Covenantor under the Shareholders' Agreement.

NOW THIS DEED WITNESSES as follows:

INTERPRETATION

1. Words and expressions defined in the Shareholders' Agreement shall, unless the context otherwise requires, have the same meanings when used in this Deed.

ADHERENCE

2. Subject to the provisions of clause 3 below, the Covenantor hereby covenants to and undertakes with each of the Shareholders, the Adviser and the Company and with each such other person who may from time to time expressly adhere to the Shareholders' Agreement (by way of execution of a deed or by way of novation) to be bound by and comply in all respects with the Shareholders' Agreement and to assume the benefits of the Shareholders' Agreement, as if the Covenantor had executed the Shareholders' Agreement as an original party thereto and was named therein as a Coinvestor.

3. The parties hereby acknowledge and agree to the amendment of the Shareholders Agreement as follows, such amendments to be effective as of the date hereof:

3.1  The following change being made to clause 1.1:

     The insertion of a new definition as follows "SEW Group" means the Company and all of its subsidiary undertakings".

3.2  The following change being made to clause 6:

     The deletion of the word "Each" in the first line and the insertion of the words "Upon the request of the Adviser each" in its place.

3.3  The addition of the following clause as a new clause 8.5:

     "PROVISION OF FINANCIAL INFORMATION

     8.5  The Company shall provide the following information to the
          Shareholders:

     (a) if a Shareholder requests for any specific month, within 30 days of the end of that month, management reporting in relation to the financial and operational performance of Macquarie Water (UK) Limited and its subsidiaries for the respective month; and

     (b) a quarterly report in relation to the financial performance of Macquarie Water (UK) Limited and its subsidiaries, which shall include a discounted cash flow valuation; and


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     (c)  consolidated audited annual accounts for the Company under local GAAP as soon as reasonably practicable but in any event within 3 months of the end of each Financial Year; and

     (d) if during any quarter the Company has any assets or liabilities other than its ownership of debt and equity in Macquarie Water (UK) Limited, a quarterly report for that quarter in relation to the financial performance of the Company and its subsidiaries, which shall include a discounted cash flow valuation."

3.4  The addition of the following clause as a new clause 8.6:

     "MATERIAL CHANGE TO SEW GROUP

     8.6 Upon the authorisation or approval by the Board of the Company (or any committee thereof) or by the board (or any committee thereof) of any member of the SEW Group, of a course of action which may, or may be likely to, result in a material change to (i) the legal structure of the SEW Group and/or (ii) any intra-group financing and investment arrangements of the SEW Group including, without limitation, (a) any change in the balances (excluding the capitalisation of interest) or terms of any loans between Macquarie Water (UK) Limited and any entity that is a direct or indirect subsidiary of Macquarie Water (UK) Limited; (b) the declaration or payment of dividends by any direct subsidiary of Macquarie Water (UK) Limited in excess of the cash distribution associated with such dividend and (c) any material change in the balances (excluding the capitalisation of interest) or terms of any loans between members of the SEW Group (a "Material Change") the Company shall immediately notify, or in the case of authorisation or approval by any member of the SEW Group the Company shall procure that such subsidiary immediately notifies, all Shareholders in writing of the full details of such Material Change (the "Material Change Notice"), and the Company shall use its best endeavours to procure that such Material Change Notice is given not less than 45 days prior to the Material Change being implemented by the Company or any member of the SEW Group."

3.5  The following change being made to clause 20.1:

     The insertion of the words "For the avoidance of doubt this provision shall not be applicable so as to require prior approval for any information contained in a document prepared to satisfy any reporting obligations pursuant to any U.S. federal or state securities laws or regulations or any stock exchange requirements." at the end of the paragraph as a new sentence.

3.6  The following change being made to paragraph 3.1 of Schedule 3:

     In paragraph 3.1, fourth line, the insertion of the words "at market value" after the words "(the "Proposed Transferee")".

RETRANSFER

4. The Covenantor and the Guarantor hereby undertake to each other Shareholder and to the Company that, if the Covenantor ceases or proposes


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     to cease to be a member of the Guarantor's Group the Covenantor will forthwith transfer all its interests in any securities in the Company and assign its rights and obligations under its Preferred Equity Certificate Agreement to the Guarantor or to another member of the Guarantor's Group.

GUARANTEE

5. The Guarantor hereby irrevocably and unconditionally guarantees the performance by the Covenantor of all of its obligations under this Deed and the Shareholders' Agreement.

CONTINUING GUARANTEE

6. The guarantee given in this Deed shall be continuing and shall extend to the performance in full of all obligations guaranteed hereunder, regardless of any intermediate payment or discharge in whole or in part or performance in part.

WAIVER OF DEFENCES

7. The liabilities and obligations of the Guarantor shall remain in force notwithstanding any act, omission, neglect, event or matter whatsoever whether or not known to the Guarantor, the Covenantor, the Company, the Adviser or the other Shareholders (other than the full performance of all obligations guaranteed hereunder) and the foregoing shall apply, without limitation, in relation to:

     (a) anything which would have discharged the Guarantor (wholly or in part) whether as surety, co-obligor or otherwise or which would have afforded the Guarantor any legal or equitable defence;

     (b) any winding up, dissolution, reconstruction or reorganisation, legal limitation, disability, incapacity or lack of corporate power or authority or other circumstances of, or any change in the constitution or corporate identity or loss of corporate identity by, the Covenantor or any other person; and

     (c) anything which renders the Covenantor's obligations invalid or unenforceable under the Shareholders' Agreement and any defence or counterclaim which the Covenantor may be able to assert against any of the other Shareholders, the Adviser or the Company.

NO IMPAIRMENT OF GUARANTOR'S OBLIGATIONS

8. Without limiting clause 6, none of the liabilities or obligations of the Guarantor under this Deed shall be impaired by the Company and other Shareholders agreeing with the Covenantor to any amendment, variation, assignment, novation or departure (however substantial or material) of, to or from the Shareholders' Agreement so that any such amendment, variation, assignment, novation or departure (including any which may have been made before the signing of this Deed) shall, whatever its nature, be binding upon the Covenantor in all circumstances, notwithstanding that it may increase or otherwise affect the liability of the Guarantor.


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9.   Without limiting clause 6, none of the liabilities or obligations of the
     Guarantor under this Deed shall be impaired by the Company, the Adviser and other Shareholders agreeing with the Covenantor any amendment, variation, assignment, novation or departure (however substantial or material) of, to or from any agreement so that any such amendment, variation, assignment, novation or departure (including any which may have been made before the signing of this Deed) shall, whatever its nature, be binding upon the Guarantor in all circumstances, notwithstanding that it may increase or otherwise affect the liability of the Guarantor.

DEMANDS

10. Demands under this Deed may be made, and the liabilities and obligations of the Guarantor under this Deed may be enforced, irrespective of whether any demands, steps or proceedings are being or have been made or taken against the Covenantor and/or any third party.

RIGHTS SEVERAL

11. The rights of the Company, the Adviser and each Shareholder under this Deed shall be in all respects several and the failure of any one or more of them to perform obligations under any agreement shall in no way affect the rights of the others of them under or in connection with this Deed. It shall not be necessary for the Company, the Adviser or any other Shareholder to be joined as an additional party in any proceedings by a Shareholder to protect or enforce its rights and interests under this Deed.

INVALIDITY

12. If any provision of this Deed becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

13. No person who is not a party to this Deed shall have the right to enforce any of its terms pursuant to the Contracts (Rights of Third Parties) Act 1999.

AGENT FOR SERVICE OF PROCESS

14. The Covenantor shall, unless it is a company incorporated in England and Wales, at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Deed. Such agent shall be Macquarie Yorkshire Limited currently of Level 30, City Point, 1 Ropemaker Street, London EC2Y 9HD and any writ, judgment or other notice of legal process shall be sufficiently served on the Covenantor if delivered to such agent at its address for the time being. The Covenantor irrevocably undertakes not to revoke the authority of the above agent and if, for any reason, the Company requests the Covenantor to do so, the Covenantor shall promptly appoint another such agent with an address in England and so advise the Company. If following such request, the Covenantor fails to appoint another agent, the Company shall be entitled to appoint one on behalf of the Covenantor at the expense of the Covenantor.


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NOTICES

15. For the purpose of the Shareholders' Agreement the Covenantor's address for notices shall be as follows:

     Address: 600 Fifth Avenue, 21st floor, New York, NY 10020 USA

     Fax No: 212 581 8037

     Addressed for the personal attention of: Peter Stokes

SUBMISSION TO JURISDICTION

16. Each of the parties agrees that the Courts of England are to have exclusive jurisdiction to settle any disputes which may arise in connection with this Deed.

GOVERNING LAW

17. This Deed shall be governed by and construed in accordance with English law without prejudice to the mandatory provisions of Luxembourg law.

IN WITNESS whereof this agreement has been executed as a Deed on the date first above written.

Executed and delivered as a deed by             )
SOUTH EAST WATER LLC                            )  /s/ Peter Stokes
acting by: Peter Stokes,                        )
           Chief Executive Officer              )


Executed and delivered as a deed by             )
MACQUARIE INFRASTRUCTURE COMPANY LLC            )  /s/ Peter Stokes
acting by: Peter Stokes,                        )
           Chief Executive Officer              )


Executed and delivered as a deed by            ) [REDACTED PURSUANT TO
[REDACTED PURSUANT TO CONFIDENTIAL             )  CONFIDENTIAL TREATMENT
TREATMENT REQUEST]                             )  REQUEST]
acting by:

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Executed and delivered as a deed by            )      [REDACTED PURSUANT
[REDACTED PURSUANT TO CONFIDENTIAL             )      TO CONFIDENTIAL
TREATMENT REQUEST]                             )      TREATMENT REQUEST]
acting by:


Executed and delivered as a deed by            )  /s/ James Craig
MEIF LUXEMBOURG HOLDINGS SA                    )  /s/ Bruno Bagnouls
acting by: James Craig and Bruno Bagnouls


Executed and delivered as a deed by            )
MACQUARIE GLOBAL INFRASTRUCTURE FUND 2 S.A.    )  /s/ Simon Chung
acting by Simon Chung and Bruno Bagnouls          /s/ Bruno Bagnouls


Executed and delivered as a deed by            )
MACQUARIE INVESTMENT MANAGEMENT (UK) LIMITED   )  /s/ James Craig
acting by one director and the company         )  /s/ Annabelle Helps
secretary James Craig and Annabelle Helps      )


Executed and delivered as a deed by            )  /s/ James Craig
MACQUARIE LUXEMBOURG WATER S.A.R.L.            )  /s/ Annabelle Helps
acting by: James Craig and Annabelle Helps     )


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                                   SCHEDULE 1

                                THE SHAREHOLDERS

NAME                               ADDRESS
----                               -------
[REDACTED PURSUANT TO              [REDACTED PURSUANT TO CONFIDENTIAL TREATMENT
CONFIDENTIAL TREATMENT             REQUEST]
REQUEST]

[REDACTED PURSUANT TO              [REDACTED PURSUANT TO CONFIDENTIAL TREATMENT
CONFIDENTIAL TREATMENT             REQUEST]
REQUEST]

MEIF Luxembourg Holdings S.A.      a company organized and existing under the
("MEIF" and together with          laws of the Grand Duchy of Luxembourg, having
Alberta and CDP the "Original      its registered office at 398, route d'Esch,
Investors")                        L-1471 Luxembourg

Macquarie Global Infrastructure    Macquarie Global Infrastructure Fund 2 S.A. a
Fund 2 S.A. ("MGIF" and together   company organized and existing under the laws
with the Original Investors the    of the Grand Duchy of Luxembourg, having its
"Shareholders")                    registered office at 5, rue Guillaume Kroll -
                                   BP2501 L-1025 Luxembourg


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